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                           CONSTRUCTION LOAN AGREEMENT

This Construction Loan AGREEMENT (the "AGREEMENT") is dated as of the 25th day of September, 2000, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("BORROWER") and FIRST NATIONAL BANK OF OMAHA ("BANK"), a national banking association established at Omaha, Nebraska.

WHEREAS, the BORROWER has requested the BANK to lend to BORROWER up to the sum of Twenty Six Million, Six Hundred Thousand ($26,600,000.00) Dollars (the "CONSTRUCTION LOAN"), for the purpose of partially funding the cost of construction for an ethanol plant (the "PROJECT") on the real estate described in Exhibit A (the "PROPERTY") and providing permanent financing for the PROJECT.

WHEREAS, the BANK is willing to lend such sums to BORROWER upon the terms and conditions herein set forth.

SECTION 1 DEFINITIONS.

1.1 "ASSIGNMENT OF CONSTRUCTION CONTRACT" means the assignment of the agreement between the BORROWER and Broin and Associates, Inc. (the "GENERAL CONTRACTOR") for design and construction of the PROJECT (the "DESIGN/BUILD CONTRACT") in accordance with PLANS therein described, by which the BORROWER assigns, as additional security for repayment of the OBLIGATIONS, the BORROWER's interest in the DESIGN/BUILD CONTRACT in a form acceptable to the BANK.

1.2 "ASSIGNMENT OF RENTS" means the assignment of rents and leases as to the PROPERTY between BORROWER as assignor and the BANK as assignee as security for payment of the CONSTRUCTION NOTE in a form acceptable to the BANK.

1.3 "BANKING DAY" means a day on which the BANK is open for substantially all of its business.

1.4 "CLOSING" shall mean the date on which the BANK receives this AGREEMENT, executed by the BORROWER, together with the CONSTRUCTION NOTE.

1.5 "CONSTRUCTION LOAN TERMINATION DATE" means September 1, 2001 or such earlier date upon which the BANK's commitment to make disbursements under the CONSTRUCTION LOAN is terminated.

1.6 "COMPLETION DATE" means the earlier of September 1, 2001, or the date the BANK determines that the PROJECT has been completed in accordance with the PLANS.

1.7 "CONSTRUCTION NOTE" means the promissory note of the BORROWER in the form of Exhibit B evidencing borrowings under the CONSTRUCTION LOAN of up to a maximum amount of Twenty Six Million Six Hundred Thousand ($26,600,000.00) Dollars.

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1.8 "DEBT SERVICE" means the sum of a) interest expense attributable to all
BORROWER's loans and b) scheduled principal payments on all INDEBTEDNESS due within one year.

1.9 "DRAW REQUEST" means forms acceptable to the BANK to be submitted to the BANK when a disbursement is requested under the CONSTRUCTION NOTE.

1.10 "EVENT OF DEFAULT" has the meaning provided for in Section 7 of this AGREEMENT.

1.11 "EXCESS CASH FLOW" means net income plus interest expense, depreciation and amortization, less annual debt service.

1.12 "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting principles applied in the preparation of the annual financial statements of the BORROWER referred to in the Financial Condition Section of this AGREEMENT. All accounting terms not otherwise defined in this AGREEMENT have the meaning assigned to them in accordance with GAAP.

1.13 "INDEBTEDNESS" means all indebtedness for borrowed money including long term debt, and capital leases.

1.14 "INDEPENDENT INSPECTOR" means the firm which will be retained by BANK, at BORROWER's cost, to conduct on site inspections of the work-in-progress on the PROJECT, and to issue periodic reports to BANK as to the progress of construction and adherence to the PLANS. The BANK's selection of the INDEPENDENT INSPECTOR shall be subject to BORROWER's approval, which approval will not be unreasonably withheld.

1.15 "LOAN DOCUMENTS" means this AGREEMENT and each document referred to in
Section 4 of this AGREEMENT.

1.16 "LOAN TERMINATION DATE" means the earliest to occur of the following: (i) September 1, 2011, (ii) the date the OBLIGATIONS are accelerated pursuant to this AGREEMENT, and (iii) the date BANK receives (a) notice in writing from BORROWER of BORROWER's election to terminate this AGREEMENT and (b) indefeasible payment in full of the OBLIGATIONS.

1.17 "MANAGEMENT CONTRACT" means that written contract dated as of October 7, 1999 between BORROWER and Broin Management, L.L.C. by which the latter agreed to provide management and operation of BORROWER's ethanol plant.

1.18 "MARKETING CONTRACT" means that written contract dated as of October 7, 1999 between BORROWER and Broin Enterprises, Inc. doing business as Ethanol Products and as Dakota Gold, by which the latter agreed to provide marketing services as to BORROWER's products, which MARKETING CONTRACT may be assigned by Broin Enterprises, Inc. to Ethanol Products, L.LC.


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1.19 "MORTGAGE" means the Mortgage between the BORROWER as mortgagor and the
BANK as mortgagee, creating a first lien on the PROPERTY and a security interest in all of the personal property located thereon as security for payment of the OBLIGATIONS in a form acceptable to the BANK.

1.20 "NET WORTH" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any member, employee or other person or entity related to or affiliated with the BORROWER; (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets properly classified as intangible, and (4) treasury stock or treasury membership units.

1.21 "OBLIGATIONS" means the obligation of the BORROWER:

         (A) To pay the principal of, and interest on, the CONSTRUCTION NOTE in accordance with the terms thereof and to satisfy all of its other liabilities to the BANK, whether hereunder or otherwise, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof, and substitutions therefore and including, but not limited to, any obligations under letter of credit agreements;

         (B) To repay to the BANK all amounts advanced by the BANK hereunder or otherwise on behalf of the BORROWER, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or licensers, or taxes, levies, insurance, rent, or repairs to, or maintenance or storage of, any of the real or personal property securing BORROWER's payment and performance of this AGREEMENT; and

         (C) To reimburse the BANK, on demand, for all of the BANK's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the preparation, administration, amendment, modification, or enforcement of this AGREEMENT and the documents required hereunder, including, without limitation, any proceeding brought or threatened, to enforce payment of any of the OBLIGATIONS referred to in the foregoing Paragraphs (A) and (B).

1.22 "OPERATING CASH FLOW" means operating revenue (excluding extra-ordinary revenues or income not derived from the ordinary course of business) less all direct operating expenses other than interest expense (other than interest on accounts payable), depreciation and other similar noncash charges, interest, and income taxes.

1.23 "PERMIT" or "PERMITS" means any permit, and all permits, required under any environmental law or regulation required to construct and operate the facility on the PROPERTY after completion of the PROJECT at its operational capacity, including without limitation the following:


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         (a) An Air Emissions Permit, which PERMIT will allow the BORROWER to operate the facility on the PROPERTY after construction of the PROJECT at maximum capacity.

         (b) All permits required in connection with the construction and operation of all above ground storage tanks included in the PLANS for the facility on the PROPERTY after construction of the PROJECT.

         (c) A National Pollution Discharge Elimination System Construction Permit for any storm water that is discharged from the facility on the PROPERTY during construction and after construction of the PROJECT.

1.24 "PLANS" means the plans and specifications prepared by the GENERAL CONTRACTOR for the PROJECT and identified to this AGREEMENT by the GENERAL CONTRACTOR, the BORROWER and the BANK.

1.25 "PROJECT" means the design and construction of an ethanol plant, together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the PLANS, to be constructed on the PROPERTY.

1.26 "SECURITY AGREEMENT" means the SECURITY AGREEMENT between the BORROWER and the BANK, creating a first security interest in all BORROWER's assets, including General Intangibles, securing the OBLIGATIONS in a form acceptable to the BANK.

1.27 "SUBCONTRACTOR" means any person who agrees with the GENERAL CONTRACTOR to perform any work or supply any of the materials or equipment necessary to complete the PROJECT.

1.28 "WORKING CAPITAL" means current assets (less investments in or other amounts due from any member, employee or any person or entity related to or affiliated with the BORROWER and prepayments) less current liabilities (less any portion of such current liabilities that constitute debt that is expressly subordinated to the BANK in a writing acceptable to the BANK).

SECTION 2 AMOUNT AND TERMS OF THE CONSTRUCTION LOAN.

2.1 CONSTRUCTION LOAN. The BANK agrees, on the terms and subject to the conditions hereinafter set forth, to make from time to time during the period from the date of execution of this AGREEMENT to and including the CONSTRUCTION LOAN TERMINATION DATE disbursements to the BORROWER in an aggregate principal amount not to exceed the amount of the CONSTRUCTION LOAN for the sole purpose of paying approved construction costs of the PROJECT. Approved construction costs are costs actually incurred in connection with the construction of the PROJECT, which shall include but not be limited to costs of permits, licenses, labor, supplies, materials, services, equipment, insurance premiums, real estate taxes and interest on disbursements, operating costs of the facility located on the PROJECT.


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2.2 THE CONSTRUCTION NOTE. The obligation of the BORROWER to repay the
CONSTRUCTION LOAN shall be evidenced by the CONSTRUCTION NOTE. Notwithstanding any provisions of the CONSTRUCTION NOTE, interest shall be payable at the rate provided therein only on such portions of the CONSTRUCTION LOAN proceeds as actually have been disbursed pursuant to this AGREEMENT.

2.3 INTEREST. Interest on the principal amount outstanding on the CONSTRUCTION LOAN shall accrue, for the period through and including the COMPLETION DATE, at a rate (the "RATE") equal to the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its "National Base Rate".

         Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

         Following the COMPLETION DATE, interest on the CONSTRUCTION LOAN shall accrue at a rate of nine (9%) percent per annum prior to maturity, and twelve (12%) percent per annum after maturity, whether by acceleration or otherwise.

2.4 REPAYMENT. Interest only shall be payable quarterly on the CONSTRUCTION NOTE for the period through the COMPLETION DATE. On and after the COMPLETION DATE principal and interest shall be payable quarterly on the CONSTRUCTION NOTE in an amount sufficient, as determined by the BANK, to amortize the amount outstanding on the CONSTRUCTION NOTE at the applicable interest period over a ten (10) year period commencing from the COMPLETION DATE. All outstanding principal and accrued but unpaid interest shall be payable on the LOAN TERMINATION DATE.

2.5 PAYMENTS. All principal, interest and fees due under this AGREEMENT, the Construction Note, and the LOAN DOCUMENTS shall be paid in immediately available funds as contracted in this AGREEMENT and no later than the payment due date set forth in the statement mailed to the BORROWER by the BANK. Should a payment come due on a day other than a BANKING DAY, then the payment shall be made no later than the next BANKING DAY and interest shall continue to accrue during the extended period.

2.6 CLOSING FEE. At CLOSING, the BORROWER shall pay to the BANK a closing fee of $125,000.00 which fee BORROWER agrees and acknowledges has been earned by BANK as of the execution hereof.

2.7 APPRAISAL. If the BANK is required by any government entity with regulatory authority over the BANK the BANK may, at BORROWER's expense, order an appraisal of the PROPERTY. If such appraisal shows that the outstanding CONSTRUCTION LOAN amount at that time exceeds the value of the PROPERTY as determined by the appraisal then the BORROWER shall, within thirty (30) days of notice by the BANK, pay the difference between the outstanding CONSTRUCTION LOAN amount and the appraised value amount as


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determined by such appraisal, and no further advances shall be made on the
CONSTRUCTION LOAN thereafter.

SECTION 3 DISBURSEMENT PROCEDURES.

3.1 SUBMISSION OF DRAW REQUESTS. Whenever the BORROWER desires a disbursement under the CONSTRUCTION LOAN, which shall be no more often than once a month, the BORROWER shall submit to the BANK a DRAW REQUEST, duly executed on behalf of the BORROWER setting forth the information requested therein. Each DRAW REQUEST shall be delivered to the BANK at least five (5) days before the date the disbursement is desired.

3.2 AMOUNT OF DRAW REQUEST. Each DRAW REQUEST shall be limited to amounts equal to (i) the total of costs actually incurred and paid or owing by the BORROWER to the date of such DRAW REQUEST for work performed or materials incorporated in the PROJECT as described in the PLANS, plus (ii) the cost of materials and equipment not incorporated in the PROJECT, but delivered to and suitably stored at the PROJECT site, plus (iii) prepayments for equipment when prepayment is required by the manufacturer or supplier, less, (iv) prior disbursements for such costs and from the CONSTRUCTION LOAN or BORROWER's working capital for such costs. Notwithstanding anything herein to the contrary, no disbursements for materials stored at the PROJECT site will be made by the BANK unless the BORROWER shall advise the BANK of its intention to store materials prior to their delivery, and provide suitable security for such storage.

3.3 OTHER DOCUMENTS. At the time of submission of each DRAW REQUEST, the BORROWER shall submit or cause to be submitted to the BANK the following:

         3.3.1. A written lien waiver from the GENERAL CONTRACTOR and each SUBCONTRACTOR for work done and materials supplied by it which were paid for pursuant to the next preceding DRAW REQUEST with copies of all invoices supporting the DRAW REQUEST.

         3.3.2. A written report from the INDEPENDENT INSPECTOR approving payment of the relevant DRAW REQUEST.

         3.3.3. Such other supporting evidence as may be requested by the BANK to substantiate all payments which are to be made out of the relevant DRAW REQUEST and/or to substantiate all payments then made with respect to the PROJECT.

3.4 COST OVER RUNS. The BORROWER agrees that all cost over runs on the PROJECT shall be paid solely by the BORROWER and that the BORROWER shall deliver additional funds to the BANK in accordance with Section 3.6 of this AGREEMENT to pay any cost over runs on the PROJECT.

3.5 MAKING THE DISBURSEMENTS. If on the date a DRAW REQUEST is received by BANK, the BORROWER has performed all of its agreements and complied with all requirements therefore to be performed or complied with hereunder including satisfaction of all applicable


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conditions precedent contained in Section 4 of this AGREEMENT and the BANK has received a current report from the INDEPENDENT INSPECTOR documenting compliance with the PLANS for those portions of the PROJECT indicated as completed in the DRAW REQUEST and otherwise confirming the acceptability of the PROJECT work represented by the DRAW REQUEST; the BANK shall pay to the BORROWER the amount of the requested disbursement. Each disbursement disbursed to the BORROWER under the CONSTRUCTION LOAN shall bear interest at the rate provided in the CONSTRUCTION NOTE evidencing the disbursement from the date such disbursement is so disbursed to the BORROWER or deposited into BORROWER's account.

3.6 DEPOSIT OF FUNDS BY THE BORROWER. If the BANK shall at any time in good faith determine that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT after application of all fiends received from the BORROWER's equity and shall thereupon send written notice thereof to the BORROWER specifying the amount required to be deposited by the BORROWER with the BANK to provide sufficient funds to complete the PROJECT, the BORROWER agrees that it will, within fifteen
(15) calendar days of receipt of any such notice, deposit with the BANK, the amount of funds specified in the BANK's notice. The BORROWER agrees that any such funds deposited with the BANK may be disbursed before any further disbursement of CONSTRUCTION LOAN proceeds from the BANK, to pay any and all costs and expenses of any kind in connection with completion of the PROJECT.

3.7 DISBURSEMENTS WITHOUT RECEIPT OF DRAW REQUEST. Notwithstanding anything herein to the contrary, the BANK shall have the irrevocable right at any time and from time to time to apply funds which it agrees to disburse hereunder to pay interest on the CONSTRUCTION NOTE as and when such interest becomes due, and to pay any and all of the expenses of BANK referred to in this AGREEMENT, all without receipt of a DRAW REQUEST for funds from the BORROWER.

3.8 MISCELLANEOUS PROCEDURES. BANK may establish additional procedures regarding disbursements as are reasonable to assure the proceeds of the CONSTRUCTION LOAN are paid only to those persons and entities entitled to the same, and that the liens securing the OBLIGATIONS are in all cases first and paramount liens on the PROPERTY.

3.9 APPOINTMENT OF INDEPENDENT INSPECTOR. No DRAW REQUEST shall be honored after commencement of construction unless BORROWER has consented to the appointment of an INDEPENDENT INSPECTOR.

SECTION 4 CONDITIONS OF LENDING.

4.1 CONDITIONS PRECEDENT TO THE INITIAL DISBURSEMENT. The obligation of the BANK to make its initial disbursement under the CONSTRUCTION LOAN is subject to the condition precedent that the BORROWER shall be in compliance with the conditions set forth in Section 4.2 of this AGREEMENT and to the further condition precedent that the BANK shall have received on or


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before the CLOSING all of the following, each dated (unless otherwise indicated)
such day, in form and substance satisfactory to the BANK:

         4.1.1 The CONSTRUCTION NOTE, duly executed on behalf of the BORROWER.

         4.1.2 The MORTGAGE duly executed on behalf of the BORROWER.

         4.1.3 The ASSIGNMENT OF RENTS, duly executed on behalf of the BORROWER.

         4.1.4 The SECURITY AGREEMENT, duly executed on behalf of the BORROWER.

         4.1.5 A financing statement or statements sufficient when filed to perfect the security interests granted under the MORTGAGE, the ASSIGNMENT OF RENTS, the SEA AGREEMENT, and the ASSIGNMENT OF CONSTRUCTION CONTRACT, to the extent such security interests are capable of being perfected by filing.

         4.1.6 A copy of the PLANS, certified by the GENERAL CONTRACTOR and the BORROWER

         4.1.7 The Assignment of the DESIGN/BUILD CONTRACT, duly executed by the BORROWER and consented to by the GENERAL CONTRACTOR and a copy of the DESIGN/BUILD CONTRACT.

         4.1.8 A Total Project Cost Statement on the PROJECT duly executed by the BORROWER and the GENERAL CONTRACTOR, setting forth the anticipated total cost of the PROJECT's completion.

         4.1.9 AN ALTA (AMERICAN LAND TITLE ASSOCIATION) SURVEY OF THE PROPERTY, prepared at the BORROWER's expense, currently certified by a licensed, registered surveyor and incorporating the legal description of the PROPERTY, showing the location of all points and lines referred to in the legal description, the location of any existing improvements, the proposed location of the PROJECT (including parking) as being within the exterior boundaries of the PROPERTY and in compliance with all applicable building set-back requirements, and the location of all utilities and the location of all easements and encroachments onto or from the PROPERTY that are visible on the PROPERTY, known to the surveyor preparing the survey or of record, identifying easements of record by recording data, and currently certified by the surveyor that there are no such easements or encroachments upon the PROPERTY except as shown on the survey.

         4.1.14 An as built appraisal to the BANK based upon the PLANS to be performed by Herman Natwick & Co., which shows the as-completed value of the PROPERTY and PROJECT acceptable to BANK.

         4.1.15 A title binder, issued by Dakota Homestead Title Insurance Corporation (the "Title Company"), at the BORROWER's expense, constituting a commitment by the


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         Title Company to issue a mortgagee's title policy in favor of the BANK as mortgagee under the MORTGAGE, that will be free from all standard exceptions, including mechanics' liens and all other exceptions not previously approved by the BANK and includes a plat endorsement and that will insure the MORTGAGE to be a valid first lien on the PROPERTY.

         4.1.16 A soil report on the PROPERTY certified by a registered engineer including structural design recommendations in form and substance satisfactory to the BANK.

         4.1.17 A Phase I Environmental Report of the PROPERTY in form and content satisfactory to the BANK.

         4.1.18 Copies of all PERMITS from the applicable county or any other state or local agency from whom a construction permit is required and such other licenses and permits, as may be required to construct and operate the facility on the PROPERTY after completion of the PROJECT.

         4.1.19 Copies of all environmental permits and other PERMITS as my be required to construct and operate the facility on the PROPERTY at maximum capacity after completion of the PROJECT.

         4.1.20 Copies of documents from the appropriate state, federal, city or county authority having jurisdiction over the PROPERTY and the PROJECT that provide to the reasonable satisfaction of the BANK that the PROJECT when constructed in accordance with the PLANS will comply in all respects with all applicable ordinances, zoning, subdivision, platting, environmental and land use requirements, without special variance or exception, and such other evidence as the BANK shall reasonably request to establish that the PROJECT and the contemplated use thereof are permitted by and comply with all applicable use or other restrictions and requirements in prior conveyances, zoning ordinances, environmental laws and regulations, water shed district regulations and all other applicable laws or regulations, and governmental authorities having jurisdiction over the PROJECT. BORROWER is not required to obtain advance confirmation from any governmental body that the PROJECT will comply with such ordinances, regulations and requirements.

         4.1.22 Copies of the policy of property/casualty insurance and comprehensive general liability insurance and a certificate of the worker's compensation insurance required under Section 6.3 of this AGREEMENT, with all such insurance in full force and effect and approved by the BANK, and naming BANK as additional named insured, together with appropriate flood insurance, if the PROPERTY is in a flood hazard area. BORROWER is not required to obtain worker's compensation insurance until required by South Dakota law.

         4.1.23 A signed opinion of counsel for the BORROWER, addressed to the BANK, opining that: 1) the BORROWER is duly organized and in good standing in its state of organization; 2) the BORROWER is qualified in each state in which it does business and


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         is legally required to be qualified; 3) the BORROWER has the power to execute and deliver the LOAN DOCUMENTS and to borrow money and perform in accordance with the terms of the LOAN DOCUMENTS; 4) all actions and consents necessary to the validity of the LOAN DOCUMENTS have been obtained; 5) the LOAN DOCUMENTS have been duly signed and are the valid and binding obligation of the BORROWER and enforceable in accordance with their terms; and 6) to the best of counsel's knowledge, the LOAN DOCUMENTS and the transactions contemplated thereunder do not conflict with any provision of the operating agreement of BORROWER or any agreement binding upon the BORROWER or its properties.

         4.1.24 A Certificate of Authority executed by such person or persons authorized by the BORROWER's organizational documents and/or agreements to do so, certifying the incumbency and signatures of the managers or other persons authorized to execute the LOAN DOCUMENTS, and authorizing the execution of the LOAN DOCUMENTS and performance in accordance with their terms.

         4.1.25 A recently certified copy of the BORROWER's operating agreement, and any amendments, if applicable.

         4.1.26 A recently certified copy of the BORROWER's Articles of Organization and any amendments, if applicable.

         4.1.27 A certificate of good standing from the office of the South Dakota Secretary of State on the BORROWER.

         4.1.28 A Flood Hazard Determination Form for the PROPERTY, confirming whether or not the parcel is in a flood hazard area and whether or not flood insurance must be obtained.

         4.1.29 If requested by the BANK at any time, a copy of the payment and performance bond relating to the performance of any SUBCONTRACTOR on the PROJECT.

         4.1.30 Proof of injection of equity capital into BORROWER of no less than $2,000,000.00 by Broin Enterprises, Inc., and no less than $14,700,000.00 by Lake Area Corn Processors Cooperative.

         4.1.31 A copy of the MANAGEMENT CONTRACT, providing for management services until at least January 1, 2006, together with an assignment in favor of BANK in form satisfactory to BANK.

         4.1.32 A copy of the MARKETING CONTRACT, together with an assignment in favor of BANK in form satisfactory to BANK.

4.2 CONDITIONS PRECEDENT TO ALL DISBURSEMENTS. The obligation of the BANK to make each disbursement under the CONSTRUCTION LOAN (including the initial disbursement) shall be subject to the further conditions precedent that on the date of such disbursement:


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         4.2.1 The representations and warranties contained in Section 5 of this
         AGREEMENT are correct on and as of the date of such disbursement as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         4.2.2 No event has occurred and is continuing, or would result from such disbursement, which constitutes an EVENT OF DEFAULT.

         4.2.3 No determination shall have been made by the BANK that the undisbursed amount of the CONSTRUCTION LOAN is less than the amount required to pay all costs and expenses of any kind which reasonably may be anticipated in connection with the completion of the PROJECT; or, if such a determination has been made and notice thereof sent to the BORROWER, the BORROWER has deposited the necessary funds with the BANK in accordance with the Section 3.6 of this AGREEMENT.

         4.2.4 The disbursement requirements of Section 3 of this AGREEMENT have been satisfied.

         4.2.5 If required by the BANK, the BANK shall be furnished with a statement from the BORROWER and the GENERAL CONTRACTOR, in form and substance satisfactory to the BANK, setting forth the names, addresses and amounts due or to become due as well as the amounts previously paid to every SUBCONTRACTOR.

         4.2.6 The BORROWER shall have provided to the BANK such evidence of compliance with all of the provisions of this AGREEMENT as the BANK may reasonably request.

         4.2.7 No license or permit necessary for the construction of the PROJECT shall have been revoked or the issuance thereof subjected to. challenge before any court or other governmental authority having or asserting jurisdiction as to the PROJECT.

4.3 CONDITIONS PRECEDENT TO THE FINAL DISBURSEMENT. The obligation of the BANK to make the final disbursement shall be subject to the condition precedent that the BORROWER shall be in compliance with all conditions set forth in Sections
4.2 and 4.3 of this AGREEMENT and, further, that the following conditions shall have been satisfied prior to the COMPLETION DATE:

         4.3.1 The PROJECT has been completed in accordance with the PLANS and the BANK shall have received a certificate of completion from the GENERAL CONTRACTOR, certifying that (i) work on the PROJECT has been completed in accordance with the PLANS and all labor, services, materials and supplies used in such work have been paid for and (ii) the completed PROJECT conforms with all applicable zoning, land use planning, building and environmental laws and regulations of the governmental authorities having jurisdiction over the PROJECT.


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         4.3.2 The BANK has received satisfactory evidence that all work requiring inspection by municipal or other governmental authorities having jurisdiction has been duly inspected and approved by such authorities and by the rating or inspection organization, bureau, corporation or office having jurisdiction, and that all requisite certificates of occupancy and other approvals have been issued.

         4.3.3 The BANK shall have received alien waiver from each SUBCONTRACTOR and the GENERAL CONTRACTOR for all work done and for all materials furnished by it for the PROJECT.

         4.3.4 The BANK has received an itemized list from BORROWER of all equipment and fixtures which are at that time subject to BANK's security interest.

4.4 NO WAIVER. The making of any disbursement under the CONSTRUCTION LOAN prior to fulfillment of any condition thereto shall not be construed as a wavier of such condition, and the BANK reserves the right to require fulfillment of any and all such conditions prior to making any subsequent disbursements under the CONSTRUCTION LOAN.

SECTION 5 REPRESENTATIONS AND WARRANTIES.

To induce the BANK to enter into this AGREEMENT, the BORROWER, makes the following representations and warranties and agrees that each request for a disbursement under this AGREEMENT constitutes a reaffirmation of these representations and warranties.

5.1 EXISTENCE AND POWER. The BORROWER is a limited liability company duly formed and in good standing under the laws of the State of South Dakota. The BORROWER has all requisite power and authority to own the PROPERTY and construct the PROJECT, and to execute and deliver, and to perform all of its obligations under the LOAN DOCUMENTS.

5.2 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR OTHER AGREEMENTS. The execution, delivery and performance by the BORROWER of the LOAN DOCUMENTS and the borrowings from time to time hereunder have been duly authorized by all necessary actions of the BORROWER and do and will not (a) require any consent or approval, or authorization, by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the BORROWER, or of the operating agreement of the BORROWER, (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the BORROWER is a party or by which it or its properties may be bound or affected, or (d) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature to or with any other creditor of the BORROWER upon or with respect to any of the properties now owned or hereafter acquired by the BORROWER.

5.3 LEGAL AGREEMENTS. The LOAN DOCUMENTS constitute the legal, valid and binding obligations of the BORROWER enforceable against the BORROWER in accordance with their respective terms.

5.4 LICENSE AND PERMITS. The BORROWER has all necessary licenses and PERMITS required for construction and operation of the PROJECT except those which cannot be obtained until completion of the PROJECT.

5.5 CONSTRUCTION OF THE PROJECT. The PROJECT will be constructed strictly in accordance with the PLANS; will be constructed entirely on the PROPERTY; and will not encroach upon or overhang any easement or right-of-way on land not constituting part of the PROPERTY, except for the rail spur line which shall in part be located upon the rail line property owned by the State of South Dakota. The PROJECT, both during construction and at the time of completion, and the contemplated use thereof, will not violate any applicable zoning or use statute, ordinance, building code, rule or regulation, or any covenant or agreement of record. The BORROWER agrees that it will furnish from time to time such satisfactory evidence with respect thereto as may be required by the BANK.

5.6 TITLE TO THE PROPERTY. The BORROWER has good and marketable fee simple title to the PROPERTY.

5.7 FINANCIAL CONDITION. The BORROWER has furnished to the BANK the annual financial statement of the BORROWER as of December 31,1999. This financial statement fairly presents the financial condition of the BORROWER on the date thereof and the results of its operations for the period then ended, and was prepared in accordance with GAAP. There has been no material adverse change in the operations, properties or condition (financial or otherwise) of the BORROWER since the date of the financial statement referred to above and no additional borrowings have been made by the BORROWER other than the borrowing contemplated hereby or approved by the BANK. The above-referenced financial statement or any certificate or statement furnished to the BANK by or on behalf of the BORROWER in connection with the transactions contemplated hereby, and the representations and warranties in this AGREEMENT, do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading. To the best of the knowledge of the BORROWER, there is no fact which materially adversely affects or in the future (so far as the BORROWER can now foresee) may materially adversely affect the operation or prospects or condition (financial or other) of the BORROWER or its properties or assets, which has not been set forth herein or in a certificate or statement furnished to the BANK by the BORROWER.

5.8 LITIGATION. There are no actions, suits or proceedings pending or, to the knowledge of the BORROWER, threatened against or affecting the BORROWER or the properties of the BORROWER before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the BORROWER, would have a material adverse effect on the financial condition, properties, or operations of the BORROWER.

5.9 TAXES. The BORROWER has paid or caused to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it. The BORROWER has filed all federal, state and local tax returns which to the knowledge of the members of the BORROWER are required to be filed, and the BORROWER has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

5.10 NO DEFAULT. There is no event which is, or with notice or the lapse of time would be, an EVENT OF DEFAULT under this AGREEMENT.

5.11 YEAR 2000 COMPLIANCE PROGRAM. The BORROWER has (1) conducted a detailed inventory and assessment of all of its computer hardware and software systems and imbedded chip technology ("Information Systems") and of its business and operations that could be adversely affected by its failure to be Year 2000 Compliant on a timely basis; (2) developed, funded, and implemented a project plan to make its Information Systems Year 2000 Compliant, and completed implementation of the plan and the remediation and testing of its Information Systems; and (3) initiated a process to determine whether its material suppliers, vendors, and customers have taken meaningful steps to become Year 2000 Compliant on a timely basis, and developed and implemented a feasible contingency plan to ensure the uninterrupted and unimpaired operation of its business in the event of the failure of the systems of such third parties or of its own Information Systems.

5.12 ERISA. The BORROWER is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and has received no notice to the contrary from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental entity or notice of any claims or pending claims under ERISA.

5.13 ENVIRONMENTAL MATTERS. Except as set forth in the Phase I Environmental Report referenced in Section 4.1 of this AGREEMENT: 1) the BORROWER is in compliance in all material respects with all health and environmental laws applicable to the BORROWER and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; 2) the BORROWER has obtained all PERMITS, environmental permits and approvals required by law for the operation of its business; and 3) the BORROWER has not identified any "recognized environmental conditions," as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the BORROWER to enforcement action if brought to the attention of appropriate governmental authorities.

5.14 NECESSARY UTILITIES, ETC. BORROWER has made suitable arrangements so that the PROJECT has all necessary electrical, gas, water, and sewer facilities in place for the proper construction and operation of its ethanol plant. BORROWER has made adequate provision for all storage facilities, equipment and product supplies, including corn, as specified by its engineers for the maximum output and operation of the plant.

SECTION 6 ADDITIONAL COVENANTS OF THE BORROWER.

6.1 FINANCIAL INFORMATION AND REPORTING. Except as otherwise stated in this AGREEMENT, all financial information provided to the BANK shall be compiled using GAAP consistently applied. During the time period that any amounts are outstanding under the CONSTRUCTION NOTE or this AGREEMENT or the LOAN DOCUMENTS; unless the BANK shall otherwise agree in writing:

         6.1.1 Annual Financial Statements. Provide the BANK within 120 days of the BORROWER's fiscal year end, the BORROWER's consolidated, annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant acceptable to the BANK, and must be accompanied by a certificate of such accountants stating whether, in conducting their audit, they have become aware of any event of default under this AGREEMENT, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT, specifying the nature and duration of the default. Such audit statement shall be accompanied by the accountants' calculations of BORROWER's compliance with the covenants contained in Section 6.2 of this AGREEMENT as of the said fiscal year end.

         6.1.2 The BORROWER will furnish to the BANK within 30 days after the end of each calendar quarter, consolidated financial statements of the BORROWER for such period and year to date all in reasonable detail. Such financial statements shall be accompanied by a calculation of BORROWER's compliance with covenants contained in Section 6.2 of this AGREEMENT, certified by a manager of BORROWER.

         6.1.3 The BORROWER will provide the BANK concurrently with the financial statements required above in Sections 6.1.1, a certificate in the form of Exhibit C that has been signed by a manager of BORROWER, which: 1) certifies that the statements have been accurately prepared in accordance with GAAP applied consistently; 2) certifies that the manager has no knowledge of any EVENT OF DEFAULT under this AGREEMENT or the LOAN DOCUMENTS, or of any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under this AGREEMENT or the LOAN DOCUMENTS.

         6.1.3 BORROWER shall immediately notify BANK of the existence of any EVENT OF DEFAULT.

         6.1.4 BORROWER shall authorize all federal, state and municipal authorities to furnish reports of examinations, records and other information relating to the condition and affairs of the BORROWER and its ethanol plant, and any information from reports, returns, files and records by such authorities regarding BORROWER upon request to the BANK.

         6.1.5 The BORROWER will give the BANK prompt written notice of any violation as to any environmental matter by the BORROWER and, of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters

         (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other PERMITS held by the BORROWER which are material to the operations of the BORROWER, and (ii) which will or threatens to impose a material liability on the BORROWER to any person or party or which will require a material expenditure by the BORROWER to cure any alleged problem or violation.

         6.1.6 The BORROWER will give immediate notice to the BANK of (i) any litigation or proceeding in which it is a party if an adverse decision therein would require it to pay more than $100,000.00 or deliver assets the value of which exceeds such sum (whether or not the claim is considered to be covered by insurance); and (ii) the institution of any other suit or proceeding involving it that might materially and adversely affect its operations, financial condition, property, or business prospects.

         6.1.7 The BORROWER will provide the BANK with such other information as it may reasonably request.

6.2 FINANCIAL COVENANTS. At all times that any amounts are outstanding under the CONSTRUCTION NOTE or this AGREEMENT or the LOAN DOCUMENTS, unless the BANK shall otherwise agree in writing, the BORROWER agrees to comply with the financial covenants described below, which shall be calculated using GAAP consistently applied, except as they may be otherwise modified by the capitalized definitions:

         6.2.1 The BORROWER shall maintain a DEBT SERVICES COVERAGE RATIO of no less than 1.20 : 1.0, for the first year following COMPLETION DATE, and no less than 1.25 : 1.0 for all periods subsequent thereto. For purposes of this covenant, to determine such ratio, OPERATING CASH FLOW shall be compared to DEBT SERVICE.

         6.2.2 The BORROWER shall maintain WORKING CAPITAL of at least $1,000,000.00 at all times after COMPLETION DATE.

         6.2.3 The BORROWER shall maintain a NET WORTH of not less than (i) $10,000,000.00 at all times prior to a date one year after COMPLETION DATE and (ii) $10,000,000.00 plus an amount equal to undistributed earnings at all times subsequent thereto.

         6.2.4 The BORROWER shall determine, at each fiscal year end, the amount of its EXCESS CASH FLOW for said fiscal year, and within one hundred twenty days following such fiscal year end, pay ten percent (10%) of such sum to BANK, to be applied to the principal amount of the CONSTRUCTION LOAN. Such annual payment shall not release. BORROWER from making any payment of principal or interest otherwise required by the CONSTRUCTION NOTE.

6.3 AFFIRMATIVE COVENANTS. During the time period that any amounts are outstanding under the CONSTRUCTION NOTE or this AGREEMENT or the LOAN DOCUMENTS, unless the BANK shall otherwise agree in writing the BORROWER shall:

         6.3.1 Diligently proceed with construction of the PROJECT according to the PLANS and in accordance with all applicable laws and ordinances, and complete the PROJECT by the COMPLETION DATE.

         6.3.2 Use the proceeds of each of the disbursements under the CONSTRUCTION LOAN solely for the purposes set forth in this AGREEMENT.

         6.3.3 Use its best efforts to require the GENERAL CONTRACTOR and each SUBCONTRACTOR to comply with all rules, regulations, ordinances and laws bearing on its conduct of work on the PROJECT.

         6.3.4 Provide and maintain at all times during the process of building the PROJECT and, from time to time at the request of the BANK, furnish the BANK with proof of payment of premiums on:

                  (i) Builders' risk completed value form insurance insuring the PROJECT against fire, lightning and all other risks covered by the extended coverage endorsement then in use in the State of South Dakota to the full value of the PROJECT (subject to reasonable loss deductible provisions). The BANK's interest shall be protected by naming the BANK as additional named insured;

                  (ii) Comprehensive general liability insurance (including operations, contingent liability, operations of subcontractors, complete operations, removal of contaminated soil and other environmental coverage and contractual liability insurance) with limits reasonably acceptable to BANK;

                  (iii) Worker's compensation insurance, with statutory coverage.

                  The policies of insurance required pursuant to clauses (i) and
                  (ii) above shall be in form and content satisfactory to the BANK and shall be placed with financially sound and reputable insurers. The policy of insurance referred to in clause (i) above shall contain an agreement of the insurer to give not less than thirty (30) days' advance written notice to the BANK in the event of cancellation of such policy or change affecting the coverage thereunder. Acceptance of insurance policies referred to in clauses (i) and (ii) above shall not bar the BANK from requiring additional insurance which it reasonably deems necessary.

         6.3.5 Purchase and maintain hazard insurance (including fire, extended coverage vandalism and malicious mischief) on the PROPERTY and all assets in which BANK has a security interest with limits acceptable to the BANK. BANK shall be named as additional named insured.

         6.3.6 Maintain accurate and complete books, accounts and records pertaining to the PROPERTY and the PROJECT and its ongoing and continuing operations in form and substance satisfactory to the BANK. The BORROWER will permit the BANK, acting by and through its officers and employees, to examine upon reasonable notice all books, records, contracts, plans, drawings, PERMITS, bills and statements of account pertaining to the PROJECT and to inspect upon reasonable notice all books and records pertaining to its operations and to make extracts therefrom and copies thereof.

         6.3.7 Cause to be paid to the proper authorities when due all federal, state and local taxes, including taxes on the PROPERTY, required to be paid or withheld by it except those which the BORROWER is contesting in good faith and with respect to which adequate reserves have been set aside.

         6.3.8 Allow the BANK to conduct such inspections of the PROJECT and BORROWER's personal property subject to the BANK's security interest as the BANK may deem necessary for the protection of the BANK's interest. Any such inspections shall be made and any certificates issued are solely for the benefit and protection of the BANK, and the BORROWER shall not be entitled to rely thereon.

         6.3.9 Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

         6.3.10 Comply in all material respects with all laws applicable to its form of organization, business, and the ownership of its property.

         6.3.11 Maintain and preserve all PERMITS, licenses, rights, privileges, charters and franchises that it now owns.

         6.3.12 Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the BORROWER.

6.4 NEGATIVE COVENANTS. During the time period that any amounts are outstanding under the CONSTRUCTION NOTE or this AGREEMENT or the LOAN DOCUMENTS, unless the BANK shall otherwise agree in writing the BORROWER shall not:

         6.4.1 Permit any security interest or mortgage or lien on the PROPERTY or PROJECT or other real or personal property BORROWER owns now or in the future, or assign any interest that it may have in any assets or subordinate any rights that it may have in any assets now or in the future, except: (i) liens, assignments, or subordinations in favor of the BANK; (ii) liens, assignments, or subordinations outstanding on the date of this AGREEMENT and disclosed in advance to the BANK in writing and approved by the BANK; (iii) liens for taxes or assessments or other governmental charges not delinquent or which the BORROWER is contesting in good faith; (iv) liens which secure purchase money indebtedness allowed under this AGREEMENT; (v) liens that are imposed by law for obligations for labor or materials not overdue for more than 120 days, such as mechanics', materialmen's, carriers', landlords', and warehousemen's liens, or liens, pledges, or deposits under workers' compensation, unemployment insurance, Social Security, or similar legislation.

         6.4.2 Agree or consent to any changes in the PLANS, any changes in the terms and provisions of the DESIGN/BUILD CONTRACT or any of the contracts specifically identified in Section 4 of this AGREEMENT, or, following execution of this AGREEMENT, to any one change order in an amount exceeding $50,000.00, or all change orders when combined exceeding $200,000.00.

         6.4.3 Incorporate in the PROJECT any materials, fixtures or property which are subject to the claims of any other person, whether pursuant to conditional sales contract, security agreement, lease, mortgage or otherwise.

         6.4.4 Lease, sell, transfer, convey, assign, or otherwise transfer all or any part of the interest of the BORROWER in the PROJECT or the PROPERTY.

         6.4.5 Permit or suffer any material change in its management personnel or management structure or any change, direct or indirect, in its capital ownership.

         6.4.6 Engage in any line of business materially different from that presently engaged in by the BORROWER.

         6.4.7 Change its legal form of organization.

         6.4.8 Make any material changes in its accounting procedures for tax or other purposes.

         6.4.9 Incur any indebtedness except: (1) debt arising under this or another agreement with the BANK; (ii) trade credit incurred in the ordinary course of business; and (iii) indebtedness in existence on the date of this AGREEMENT and disclosed in advance to the BANK in writing.

         6.4.10 Consolidate, or merge or pool or syndicate or otherwise combine with any other entity, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by BORROWER, or any other company, or to any partner or employee of BORROWER, or of any such company.

         6.4.11 Make, or commit to make, capital expenditures (including the total amount of any capital leases) in an aggregate amount exceeding $250,000.00 in any single fiscal year.

         6.4.12 Make or pay, without the written consent of BANK, which written consent will not be unreasonably withheld, in any fiscal year distributions to members of the BORROWER in excess of 80% of EXCESS CASH FLOW or which would result in the BORROWER at the time of such distribution not being in compliance with any of the covenants set forth in this AGREEMENT after payment of such distribution. Any such distributions shall be made only after receipt by BANK of BORROWER's annual financial statements and compliance statement as required herein.

         6.4.13 Assume, guarantee, endorse or otherwise becoming contingently liable for any obligations of any other person, except for those guaranties outstanding at the time of execution of this AGREEMENT and disclosed to the BANK in writing.

         6.4.14 Make sales to or purchases from any affiliate of the BORROWER or extend credit or make payments for services rendered by any affiliate of the BORROWER, except under the MANAGEMENT CONTRACT or the MARKETING CONTRACT, unless such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the BORROWER as the terms and conditions which would apply in a similar transaction with a person or party not an affiliate of the BORROWER.

SECTION 7 EVENTS OF DEFAULT, RIGHTS AND REMEDIES.

7.1 EVENTS OF DEFAULT. Each of the following shall be an EVENT OF DEFAULT and give the BANK the right to exercise its remedies under this AGREEMENT:

         7.1.1 The BORROWER shall fail to pay when due any OBLIGATIONS or any other installment of principal or interest or fee payable to BANK.

         7.1.2 The BORROWER shall fail to observe or perform any other obligation to be observed or performed by it hereunder or under any of the LOAN DOCUMENTS.

         7.1.3 The BORROWER shall fail to pay any INDEBTEDNESS due any third persons, and such failure shall continue beyond any applicable grace period, or the BORROWER shall suffer to exist any other default under any agreement binding the BORROWER.

         7.1.4 Any financial statement, representation, warranty, or certificate made or furnished by or with respect to the BORROWER to the BANK in connection with this AGREEMENT, or as an inducement to the BANK to enter into this AGREEMENT, or in any separate statement or document to be delivered to the BANK hereunder, shall be materially false, incorrect, or incomplete when made.

         7.1.5 The BORROWER shall admit its inability to pay its debts as they mature or shall make an assignment for the benefit of itself or any of its creditors.

         7.1.6 Proceedings in bankruptcy, or for reorganization of the BORROWER, or for the readjustment of debt under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the BORROWER and, except with respect to any such proceedings instituted by the BORROWER, shall not be discharged within thirty (30) days of their commencement.

         7.1.7 A receiver or trustee shall be appointed for the BORROWER or for any substantial part of its respective assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the BORROWER, and except with respect to any such appointments requested or instituted by the BORROWER, such receiver or trustee shall not be discharged within thirty (30) days of his appointment, and except with respect to any such proceedings instituted by the BORROWER, such proceedings shall not be discharged within thirty (30) days of their commencement, or the BORROWER shall discontinue business or materially change the nature of its business, or the property securing the OBLIGATIONS becomes, in the reasonable judgment of the BANK, insufficient in value to satisfy the OBLIGATIONS, or the BANK otherwise reasonably finds itself insecure as to the prompt and punctual payment and discharge of the OBLIGATIONS.

         7.1.8 The BORROWER shall suffer final judgments for payment of money aggregating in excess of $100,000.00 which are not covered, without reservation, by insurance or shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or, if commenced, has been effectively stayed.

         7.1.9 A judgment creditor of the BORROWER shall obtain possession of any of the COLLATERAL by any means, including (without implied limitation) levy, distraint, replevin, or self-help.

         7.1.10 The construction of the PROJECT is abandoned or shall be unreasonably delayed or be discontinued for a period of fifteen (15) consecutive calendar days, in each instance for reasons other than acts of God, fire, storm, strikes, blackouts, labor difficulties, riots, inability to obtain materials, equipment or labor, governmental restrictions or any similar cause over which the BORROWER is unable to exercise control.

         7.1.11 The BORROWER at any time prior to the completion of the PROJECT, shall delay construction or suffer construction to be delayed for any period of time, for any reason whatsoever, so that the completion of the PROJECT cannot be accomplished, in the reasonable judgment of the BANK, by the COMPLETION DATE.

         7.1.12 The PROJECT is materially damaged or destroyed by fire or other casualty and the loss, in the reasonable judgment of the BANK, is not adequately covered by insurance actually collected or in the process of collection.

         7.1.13 Broin and Associates, Inc. shall cease to be the GENERAL CONTRACTOR or, following COMPLETION DATE, shall cease to be the general manager of BORROWER's ethanol plant, and BORROWER has not replaced the GENERAL CONTRACTOR, or the GENERAL MANAGER, whichever is applicable, within thirty (30) days following the termination of the DESIGN/BUILD CONTRACT or the MANAGEMENT CONTRACT, whichever is applicable, to the satisfaction of BANK, which BANK approval shall not be unreasonably withheld.

         7.1.14 Broin Enterprises, Inc. or its permitted assignee shall cease to be the marketing agent of BORROWER as to sale of its products, and BORROWER has not within thirty (30) days following termination of the MARKETING CONTRACT hired a replacement marketing agent to the BANK's satisfaction, which BANK approval will not be unreasonably withheld.

7.2 RIGHTS AND REMEDIES. Upon the occurrence of an EVENT OF DEFAULT and at any time thereafter, the BANK may refrain from making any further disbursements hereunder (but the BANK may make disbursements after the occurrence of such an EVENT OF DEFAULT without thereby waiving its rights and remedies hereunder), and upon the occurrence of an EVENT OF DEFAULT or at any time thereafter, the BANK may exercise any or all of the following rights and remedies:

         7.2.1 The BANK may declare the CONSTRUCTION LOAN to be terminated, whereupon the same shall forthwith terminate.

         7.2.2 The BANK may declare the entire unpaid principal amount of the CONSTRUCTION NOTE then outstanding, all interest accrued and unpaid thereon, and all other amounts payable under this AGREEMENT to be forthwith due and payable, whereupon the CONSTRUCTION NOTE, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the BORROWER.

         7.2.3 The BANK may exercise and enforce its rights and remedies under any or all of the LOAN DOCUMENTS.

         7.2.4 The BANK may enter upon the PROPERTY and take possession thereof, together with the PROJECT then in the course of construction, and proceed either in its own name or in the name of the BORROWER, as the attorney-in-fact of the BORROWER (which authority is coupled with an interest and is irrevocable by the BORROWER) to complete or cause to be completed the PROJECT, at the cost and expense of the BORROWER. If the BANK elects to complete or cause to be completed the PROJECT, it may do so according to the PLANS or according to such changes, alterations or modifications in and to the PLANS as the BANK may deem reasonable and appropriate; and the BANK may enforce or cancel all contracts let by the BORROWER relating to construction of the project, and/or let other contracts which in the BANK's sole judgment may seem advisable; and the BORROWER shall forthwith turn over and duly assign to the BANK, as the BANK may from time to time require, contracts not already assigned to the BANK relating to construction of the PROJECT, blueprints, shop drawings, bonds, building permits, bills and statements of accounts pertaining to the PROJECT, whether paid or not, and any other instruments or records in the possession of the BORROWER pertaining to the PROJECT. The BORROWER shall be liable under this AGREEMENT to pay to the BANK, on demand, any amount or amounts expended by the BANK in so completing the PROJECT, together with any costs, charges, or expenses incident thereto or resulting therefrom, all of which shall be secured by the LOAN DOCUMENTS. In the event that a proceeding is instituted against the BORROWER for recovery and reimbursement of any moneys expended by the BANK in connection with the completion of the PROJECT, a statement of such expenditures, verified by the affidavit of an officer of the BANK, shall be prima facie evidence of the amounts so expended and of the propriety of the necessity for such expenditures; and the burden of proving to the contrary shall be upon the BORROWER. The BANK shall have the right to apply any funds which it agrees to disburse hereunder to bring about the completion of the PROJECT and to pay the costs thereof; and if such money so agreed to be disbursed is insufficient, in the sole judgment of the BANK, to complete the PROJECT, the BORROWER agrees to promptly deliver and pay to the BANK such sum or sums of money as the BANK may from time to time demand for the purpose of completing the PROJECT or of paying any liability, charge or expense which may have been incurred or assumed by the BANK under or in performance of this AGREEMENT, or for the purpose of completing the PROJECT. It is expressly understood and agreed that in no event shall the BANK be obligated, or liable in any way to complete the PROJECT or to pay for the costs of construction thereof beyond the amount of the CONSTRUCTION LOAN.

         7.2.5 The BANK may exercise any other rights and remedies available to it by law or agreement.

SECTION 8 MISCELLANEOUS.

8.1 INSPECTIONS. The BORROWER and the GENERAL CONTRACTOR shall be responsible for making inspections of the PROJECT during the course of construction and shall determine to their own satisfaction that the work done or materials supplied by the GENERAL CONTRACTOR or any SUBCONTRACTOR to whom payment is to be made out of each disbursement has been properly done or supplied in accordance with the DESIGN/BUILD CONTRACT. If any work done or materials supplied by the GENERAL CONTRACTOR or any SUBCONTRACTOR are not satisfactory to the BORROWER and/or its GENERAL CONTRACTOR and the same is not remedied within fifteen days of the discovery thereof, the BORROWER will immediately notify the BANK in writing of such fact. It is expressly understood and agreed that the BANK and any party designated by the BANK may conduct such inspections of the PROJECT as BANK may deem necessary for the protection of the BANK's interest, and that any inspections which may be made of the PROJECT by the BANK will be made, solely for the benefit and protection of the BANK, and that the BORROWER will not rely thereon.

8.2 INDEMNIFICATION BY THE BORROWER. The BORROWER shall bear all loss, expense (including attorneys' fees) and damage in connection with, and agrees to indemnify and hold harmless the BANK, its agents, servants and employees from, all claims, demands and judgments made or recovered against the BANK, its agents, servants and employees, because of bodily injuries, including death at any time resulting therefrom, and/or because of damages to property (including loss of use) from any cause whatsoever, arising out of, incidental to, or in connection with the construction of the PROJECT, whether or not due to any act of omission or commission, including negligence of the BORROWER or the GENERAL CONTRACTOR or of his or their employees, servants or agents, and whether or not due to any act of omission or commission of the BANK, its employees, servants or agents. The BORROWER's liability hereunder shall not be limited to the extent of insurance carried by or provided by the BORROWER or subject to any exclusions from coverage in any insurance policy. The obligations of the BORROWER under this Section shall survive the payment of the CONSTRUCTION NOTE.

8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the BANK in exercising any right, power or remedy under the LOAN DOCUMENTS shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the LOAN DOCUMENTS. The remedies provided in the LOAN DOCUMENTS are cumulative and not exclusive of any remedies provided by law.

8.4 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any of the LOAN DOCUMENTS or consent to any departure by the BORROWER therefrom shall be effective unless the same shall be in writing and signed by the BANK, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the BORROWER in any case shall entitle the BORROWER to any other or further notice or demand in similar or other circumstances.

8.7 ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the LOAN DOCUMENTS shall be in writing and mailed or delivered to the applicable party at its address indicated below:

         If to the BORROWER:     DAKOTA ETHANOL, L.L.C.
                                 c/o Lake Area Corn Processors Cooperative
                                 P.O. Box 100
                                 Wentworth, South Dakota 57075
                                 Attention:  Steven R. Sershen or Doug Van Duyn

             with a copy to:     James M. Wiederrich
                                 Woods, Fuller, Shultz & Smith, P.C.
                                 300 South Phillips Avenue, Suite 300
                                 Post Office Box 5027
                                 Sioux Falls, South Dakota 57117-5027

         If to the BANK:         First National Bank of Omaha
                                 One First National Center
                                 1600 Dodge Street
                                 Omaha, Nebraska 68102
                                 Attention: Michael Doyle

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid, except that notices or requests to the BANK pursuant to any of the provisions hereunder shall not be effective until received by the BANK.

8.8 TIME OF ESSENCE. Time is of the essence in the performance of this AGREEMENT.

8.9 EXECUTION IN COUNTERPARTS. The LOAN DOCUMENTS may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of each instrument or agreement, taken together, shall constitute but one and the same instrument.

8.10 BINDING EFFECT, ASSIGNMENT. The LOAN DOCUMENTS shall be binding upon and inure to the benefit of the BORROWER and the BANK and their respective successors and assigns, except that the BORROWER shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the BANK.

8.11 GOVERNING LAW. The LOAN DOCUMENTS shall be governed by, and construed in accordance with, the laws of the State of Nebraska except for the MORTGAGE and ASSIGNMENT OF RENTS which shall be governed by and construed in accordance with the laws of the State of South Dakota.

8.12 SEVERABILITY OF PROVISIONS. Any provision of this AGREEMENT which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

8.13 HEADINGS. Section headings in this AGREEMENT are included herein for convenience of reference only and shall not constitute a part of this AGREEMENT for any other purpose.

8.14 INTEGRATION. This AGREEMENT supersedes, replaces and terminates any prior oral offers, negotiations, understandings or agreements and any commitment letters or similar writings relating to any of the matters contemplated herein.

8.15 PARTICIPATIONS. Notwithstanding any other provision of this AGREEMENT, the BORROWER understands that the BANK may enter into participation agreements with other lenders whereby the BANK will allocate a certain percentage of the CONSTRUCTION LOAN to them. The BORROWER specifically permits and authorizes the BANK to exchange financial information about the BORROWER with actual or potential participants. The BORROWER acknowledges that, for the convenience of all parties, this AGREEMENT is being entered into with the BANK only and that its obligations under this AGREEMENT are undertaken for the benefit of, and as an inducement to, each of the Participating Lenders as well as the BANK, and the BORROWER hereby grants to each of the Participating Lenders to the extent of its participation in the CONSTRUCTION LOAN, the right to set off deposit accounts maintained by the BORROWER with such BANK. The BORROWER understands that the terms of such participation agreements with any of the participants will limit the BANK's rights to amend, waive or modify the terms and conditions of this AGREEMENT without the express written consent of all or a designated percentage of such participants.

         IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers or managers thereunto duly authorized, as of the date first above written.

DAKOTA ETHANOL, L.L.C.                            FIRST NATIONAL BANK OF OMAHA

/s/ Doug Van Duyn                                 /s/ Michael Doyle

By:      Doug Van Duyn                            By:      Michael Doyle
Its:     Chairman of the Board of Governors       Its:     2nd VP


STATE OF SOUTH DAKOTA      )
                           ) ss.
COUNTY OF MINNEHAHA        )

         On this 25th day of September, 2000, before me, the undersigned, a Notary Public, personally appeared Doug Van Duyn, the Chairman of the Board of Governors, __________________________ Dakota Ethanol, L.L.C., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.


                                                    /s/ James M. Wiederrich
                                                    -----------------------
                                                    Notary Public

STATE OF SOUTH DAKOTA      )
                           ) ss.
COUNTY OF MINNEHAHA        )

         On this 25th day of September, 2000, before me, the undersigned, a Notary Public, personally appeared Michael Doyle, the 2nd Vice President First National Bank of Omaha, on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.


                                                    /s/ James M. Wiederrich
                                                    -----------------------
                                                    Notary Public

                                    EXHIBIT A

                             DAKOTA ETHANOL, L.L.C.
                             Real Estate Description


West Half of the Northeast Quarter (W 1/2 NE 1/4) of Section Twenty-one (21), Township One Hundred Six (106) North, Range Fifty-one (51) West of the Fifth Principal, Lake County, South Dakota

                                    EXHIBIT B

                                Construction Note

Note Date: ______________ __, 2000                               $26,600,000.00
                                                                 __________1999


Maturity Date:  September 1, 2011

FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company ("BORROWER") promises to pay to the order of First National Bank of Omaha ("BANK"), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Twenty Six Million Six Hundred Thousand and No/100 Dollars ($26,600,000.00), or the amount shown on the BANK's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK's records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement ("CONSTRUCTION LOAN AGREEMENT") between BORROWER and BANK dated as of ____________, __ 2000. All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue, for the period through and including the COMPLETION DATE, at a rate (the "RATE") equal to the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its "National Base Rate".

Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

Following the COMPLETION DATE, interest on the CONSTRUCTION LOAN shall accrue at a rate of nine (9%) percent per annum prior to maturity, and twelve (12%) percent per annum after maturity, whether by acceleration or otherwise.

REPAYMENT TERMS. Until COMPLETION DATE, interest only shall be payable on the 1st day of each calendar quarter, commencing September 1, 2000. After COMPLETION DATE, BORROWER will pay forty equal quarterly payments of amortized interest and principal, commencing November 1, 2001, with the full amount of the CONSTRUCTION LOAN outstanding on COMPLETION DATE being amortized over a period of ten years. Any remaining principal balance, plus any accrued but unpaid interest, shall be fully due and payable on September 1, 2011.

PREPAYMENT. The BORROWER may prepay this CONSTRUCTION NOTE in full or in part at any time. Provided, however, a condition of any prepayment is that a fee shall be paid to BANK sufficient to make BANK whole for any expenses related to breaking fixed interest rates. Each prepayment may be applied in inverse order of maturity or as the BANK in its sole discretion may deem appropriate. Such prepayment shall not excuse the BORROWER from making subsequent payments each quarter until the indebtedness is paid in full.

ADDITIONAL TERMS AND CONDITIONS. The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CONSTRUCTION NOTE by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this CONSTRUCTION NOTE is not paid as provided above. This CONSTRUCTION NOTE shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR BORROWER and any other person who signs, guarantees or endorses this CONSTRUCTION NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CONSTRUCTION NOTE.

                                                     DAKOTA ETHANOL, L.L.C.



                                                     By:
                                                     Its:

                                    EXHIBIT C

                             DAKOTA ETHANOL, L.L.C.

                            CERTIFICATE OF COMPLIANCE


TO:      First National Bank of Omaha
         One First National Center
         1600 Dodge Street
         Omaha, Nebraska 68102
         Attn:  Michael Doyle

         I am a manager of DAKOTA ETHANOL, L.L.C., (the "BORROWER") and under the terms of a CONSTRUCTION LOAN AGREEMENT (the "AGREEMENT") between the BANK and the BORROWER dated _______________________, 2000, certify that:

1. The attached financial statements of the BORROWER from through (the "Statement Date") are true and correct and have been accurately prepared in accordance with generally accepted accounting principles applied consistently with the BORROWER's most recent annual financial statement; and

2. I have read and am familiar with the AGREEMENT and have no knowledge of an existing EVENT OF DEFAULT under the AGREEMENT or of any event which would, after the lapse of time or the giving of notice, or both, constitute an EVENT OF DEFAULT under the AGREEMENT.

         The calculations regarding each financial covenant, as of the Statement Date, and regardless of whether the BORROWER must be in compliance with each covenant as of the Statement Date, are as follows:

         COVENANT                             ACTUAL                REQUIRED

         NET WORTH                          $____________          $____________

         WORKING CAPITAL                    $____________          $____________

         DEBT SERVICE COVERAGE RATIO        _______ : 1.0          _______ : 1.0



                                                  DAKOTA ETHANOL, L.L.C.


                                                  By:
                                                        A Manager